U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

Commission file number  000-31959
                        ---------

Date of Report (Date of earliest event reported):  November 11, 2003


                             NUCLEAR SOLUTIONS, INC.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its Charter)


           NEVADA                                         88-0433815
-------------------------------                 -------------------------------
   (State of Incorporation)                    (IRS Employer Identification No.)



          1050 Connecticut Ave., N.W. Ste.1000, Washington,D.C.    20036
        -------------------------------------------------------  ---------
          (Address of principal executive offices)               (Zip Code)



Issuer's telephone number,(   202     )     772       -         3133
                           -----------  -------------   ----------------------

                            1050 Connecticut Ave NW, Suite 1000
                               Washington, DC 20036

          Former Name, former address and former fiscal year if changed since last report

Item 5.  Other Events

On November 11, 2003 we made the following press release:


Nuclear Solutions Business Update- Highlights Patented, Principle-Proven Nuclear Micro-Battery


WASHINGTON, D. C. - November 13, 2003 - Nuclear Solutions, Inc., (OTCBB:NSOL) Patrick Herda, company CEO, provided an update on the Company's activities.

"Our business model is to develop technical solutions in the areas of nuclear applications, defense and nanotechnologies, secure the intellectual property rights, develop and package them so that they can be licensed to industry or government for further commercialization. We believe that one of the keys to our success is our ability to reach out to diverse areas of science and technology and to assemble the right technical and business personnel suitable for specific projects.

"During the last three months, we have expanded our team capabilities by engaging additional management, scientific, legal and financial talent to complement our business model. Additionally, our russian business development office has interviewed and assembled a scientific advisory board consisting of prominent russian scientists and technologists.

"Today, I will comment on one of our projects, nuclear micro-battery technology:

"We are developing, embeddable nuclear micro-batteries that can supply long-lasting power for computer chips, micromotors, remote sensors, implantable medical devices, and other defense and aerospace applications. Significantly, we are forming a teaming arrangement with the Lawrence Livermore National Laboratory (LLNL) to respond to requirements of the Radio Isotope Micro-power Sources (RIMS) program of the U.S. Defense Advanced Research Projects Agency (DARPA). Under the proposed teaming arrangement, DARPA would provide funding and LLNL would manufacture, test and evaluate the nuclear micro-battery designs being developed by Nuclear Solutions. Proof of principle was previously achieved with an outside lab. The program is based on three U.S. Patents (5,087,533; 6,118,204; 6,238,812), to which we have acquired license option rights. We believe that this is the right path for the development of nuclear micro-battery technology and intend to utilize this model for our other projects.

Disclaimer: A limited amount of funding is available under the DARPA RIMS program and is awarded on a competitive basis. There is no guarantee that we will receive funding for this program and that the program will be successful. The matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could adversely affect actual results and performance include, among others, the Company's limited operating history, dependence on key management, financing requirements, technical difficulties commercializing any projects, government regulation, technological change and competition. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.


More information about Nuclear Solutions, Inc. may be found on its website, www.nuclearsolutions.com.
------------------------

CONTACT:          For Nuclear Solutions, Inc.
                  John Dempsey 202-772-3133
                  info@nuclearsolutions.com

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Nuclear Solutions, Inc.



                                                         /s/ Patrick Herda
                                                        ------------------------
                                                        By: Patrick Herda
                                                        Title: President
Dated:   November 13, 2003